Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12364 and No. 333-93770) of Nokia Inc. of our report dated July 14, 2006 relating to the financial statements and supplemental schedules of Nokia Retirement Savings and Investment Plan (as amended and restated 2004) as of December 31, 2005 and 2004 and for the year ended December 31, 2005, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
July 14, 2006





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